UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2021

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square
Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (617) 714-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 18, 2021, ModernaTX, Inc. (the “Company”), a wholly-owned subsidiary of Moderna, Inc. entered into an amendment (the “Amendment”) to its contract with the Biomedical Advanced Research and Development Authority (“BARDA”), dated April 16, 2020 (the “BARDA Contract”). BARDA is a division of the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response. Under the BARDA Contract, BARDA has agreed to fund the advancement of mRNA-1273 (the “Moderna COVID-19 Vaccine”) to potential licensure, including funding for clinical studies and manufacturing scale-up.

The Amendment increases the maximum award from BARDA to the Company under the BARDA Contract by $236 million from approximately $1.0 billion to approximately $1.25 billion, and provides for additional reimbursement of costs associated with the Phase 3 clinical trial for the Moderna COVID-19 Vaccine and pharmacovigilance efforts. In accordance with the terms of the BARDA Contract and the applicable provisions of the Federal Acquisition Regulation, the Company submits expense requests regularly to BARDA for review and reimbursement. As set forth in the BARDA Contract, the Company’s requests for reimbursement relate only to matters that are subject to reimbursement by BARDA thereunder, and BARDA engages in an active and ongoing process under which all expense requests are reviewed in detail by BARDA prior to payment. As of March 31, 2021, the remaining available funding net of revenue earned under the BARDA Contract, prior to the Amendment, was $317 million.

The Amendment contains terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract at any time for its convenience.

The foregoing is a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2021		MODERNA, INC.

	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Corporate Secretary